EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-170249) and Forms S-8 (Nos. 333-03983, 333-82751, 333-37262, 333-88510, 333-116250, 333-159369, and 333-175943) of Terex Corporation of our report dated February 29, 2012, except except with respect to our opinion on (i) the consolidated financial statements insofar as it relates to the change in the presentation of comprehensive income described in Note A, (ii) the change in the composition of reportable segments described in Note B and also impacting Notes J and L, (iii) the effects of the measurement period adjustments described in Note I and also impacting Note C, and (iv) the effects of the revision of the condensed consolidating financial statements described in Note S, as to which the date is October 29, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K dated October 29, 2012.

/s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
October 29, 2012